UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	33-0945406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

229 Avenida Fabricante

San Clemente, California 92672
(Address, including zip code, of Principal Executive Offices)

Glaukos Corporation 2015 Omnibus Incentive Compensation Plan

Glaukos Corporation 2015 Employee Stock Purchase Plan

(Full title of the plan)

Thomas W. Burns

President & Chief Executive Officer

229 Avenida Fabricante

San Clemente, California 92672

(949) 367-9600

(Name, address and telephone number, including area code, of agent for service)

COPY TO:

Mark D. Peterson

Shelly A. Heyduk

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

(949) 823-6900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ ‘‘smaller reporting company’’ and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

☒	Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company

						☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On March 8, 2022, Glaukos Corporation (the “Company”) originally filed this registration statement on Form S-8 with the U. S. Securities and Exchange Commission (the “Original Filing”). The Company is filing this Post-Effective Amendment No. 1 to Form S-8 solely to correct a typographical error in the content of Exhibit 23.1, Consent of Independent Registered Public Accounting Firm (the “Consent”). The Consent in the Original Form S-8 incorrectly referenced the audit reports of Ernst & Young LLP as of March 8, 2022. The correct date for the audit reports referenced is February 28, 2022. A new consent with the correct date is filed as Exhibit 23.1 attached hereto. This Post-Effective Amendment on Form S-8 does not otherwise update or amend any other exhibits to or disclosure set forth in the Original Filing.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 8.	Exhibits

See the Exhibit Index included in this Post-Effective Amendment on Form S-8, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Glaukos Corporation 2015 Omnibus Incentive Compensation Plan. (Filed as Exhibit 10.15 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the Commission on June 15, 2015 (Commission File No. 333-204091) and incorporated herein by this reference.)

4.2	Glaukos Corporation 2015 Employee Stock Purchase Plan. (Filed as Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the Commission on June 15, 2015 (Commission File No. 333-204091) and incorporated herein by this reference.)

5	Opinion of Counsel (opinion re legality).*

23.1	Consent of independent registered public accounting firm.**

23.2	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in the Original Filing under “Signatures”).

107	Filing Fee Table.*

* Previously filed with the Original Filing

** Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on March 18, 2022.

GLAUKOS CORPORATION

By:	/s/ Joseph E. Gilliam
Joseph E. Gilliam
Chief Financial Officer & Senior Vice President, Corporate Development

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ *	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 18, 2022
Thomas W. Burns

/s/ Joseph E. Gilliam	Chief Financial Officer and Senior Vice President, Corporate Development (Principal Financial and Accounting Officer)	March 18, 2022
Joseph E. Gilliam

/s/ *	Lead Independent Director	March 18, 2022
Mark J. Foley

/s/ *	Director	March 18, 2022
David F. Hoffmeister

/s/ *	Director	March 18, 2022
Aimee S. Weisner

/s/ *	Director	March 18, 2022
Marc A. Stapley

/s/ *	Director	March 18, 2022
Denice M. Torres

/s/ *	Director	March 18, 2022
Leana S. Wen, M.D.

/s/ *	Director	March 18, 2022
Gilbert H. Kliman, M.D.

* As Attorney-In-Fact
/s/ Joseph E. Gilliam
Joseph E. Gilliam